                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this 24th day of June, 1996, by and among NATIONAL REPRODUCTIVE MEDICAL CENTERS, INC., a Delaware corporation ("NRMC"), MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria"), NRMC ACQUISITION CORPORATION, a Delaware corporation ("Acquisition Corporation") (NRMC and Acquisition Corporation being hereinafter sometimes referred to collectively as the "Constituent Corporations"), and the persons and entities listed under the heading "Investors" on the signature pages hereof (individually, an "Investor" and collectively, the "Investors").

         WHEREAS, Matria (as the successor to Healthdyne, Inc.), NRMC, the Investors and certain other shareholders of NRMC (such other NRMC shareholders, individually, a "Shareholder" and collectively, the "Shareholders") are parties to that certain Shareholders Agreement dated as of February 28, 1995 (the "Shareholders Agreement"), pursuant to which Matria has an option to acquire all outstanding NRMC Securities (as hereinafter defined) not already owned by it; and

         WHEREAS, Matria proposes to exercise its option rights under the Shareholders Agreement by merging its wholly-owned subsidiary, Acquisition Corporation, with and into NRMC (the "Merger"), with NRMC being the Surviving Corporation, and by converting NRMC Securities held by persons other than Matria in the Merger into the right to receive cash and/or Matria Common Stock, as determined by this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a taxable reverse subsidiary merger; and

         WHEREAS, the Investors desire to accept, in whole or in part, Matria Common Stock (or options, as the case may be) in exchange for their NRMC Securities pursuant to such Merger;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the parties hereto warrant, represent, covenant and agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         Unless the context otherwise requires, the following terms shall have, for all purposes of this Agreement, the meanings herein specified:

         "Closing" has the meaning assigned to that term in Section 2.5(a) hereof.

         "Closing Date" has the meaning assigned to that term in Section 2.5(a) hereof.

         "Commission" means the Securities and Exchange Commission.

         "Delaware Law" means the General Corporation Law of the State of Delaware.

         "Dissenting NRMC Shares" has the meaning assigned to that term in
Section 3.4 hereof.

         "Effective Time" has the meaning assigned to that term in Section 2.5(b) hereof.

         "Matria Common Stock" means the common stock, par value $.01 per share, of Matria.

         "Matria Common Stock Value" has the meaning assigned to that term in
Section 3.6 hereof.

         "Matria Options" means options to purchase shares of Matria Common Stock which are issued pursuant to Section 3.5 hereof.

         "Non-Competition Agreements" means those non-competition agreements referred to in Section 4.6 of the Shareholders Agreement and attached as exhibits thereto.

         "NRMC Capital Stock" means the NRMC Common Stock, the NRMC Series A Stock, the NRMC Series B Stock and the NRMC Series C Stock.

         "NRMC Common Stock" means the Class A Voting Common Stock of NRMC, par value $.10 per share.

         "NRMC Options" means all outstanding options for the purchase of NRMC Common Stock.

         "NRMC Securities" means all securities of NRMC, including shares of NRMC Capital Stock, NRMC Options, and NRMC Warrants, as listed on Schedule A to this Agreement.





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

         "NRMC Series A Stock" means the Series A Convertible Preferred Stock of NRMC, par value $.10 per share.

         "NRMC Series B Stock" means the Series B Convertible Preferred Stock of NRMC, par value $.10 per share.

         "NRMC Series C Stock" means the Series C Convertible Preferred Stock of NRMC, par value $.10 per share.

         "NRMC Warrants" means all warrants for the purchase of NRMC Capital Stock.

         "NRMC Shareholders Meeting" has the meaning assigned to that term in
Section 5.4 hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Step-Up Option" means the option granted to Matria by all holders of NRMC Securities other than Matria pursuant to Article 4 of the Shareholders Agreement.

         "Surviving Corporation" has the meaning assigned to that term in
Section 2.1 hereof.

                                   ARTICLE 2

                                     MERGER

         2.1 Merger. Subject to the conditions hereinafter set forth and in accordance with the Delaware Law, at the Effective Time (as hereinafter defined), (i) Acquisition Corporation shall be merged with and into NRMC, and the separate existence of Acquisition Corporation shall thereupon cease; and
(ii) NRMC (hereinafter with respect to the period following the Effective Time sometimes referred to as the "Surviving Corporation") shall continue in existence and the Merger shall in all respects have the effect provided for in
Section 259 of the Delaware Law.

         2.2 Effect of the Merger. Without limiting the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and any and all and every other interest shall thereafter be as effectually the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired; but all





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

rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred or contracted by it.

         2.3 Certificate; Bylaws. At the Effective Time, (i) the Certificate of Incorporation of NRMC as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and (ii) the Bylaws of NRMC as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

         2.4 Directors; Officers. The directors and officers of Acquisition Corporation at the Effective Time shall, from and after the Effective Time, be the sole directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

         2.5     Closing.

                 (a) The closing of the Merger (the "Closing") will take place at the offices of Troutman Sanders LLP, NationsBank Plaza, Suite 5200, 600 Peachtree Street, N.E., Atlanta, Georgia, at 10:00 a.m. on June 28, 1996 or, if later, on the second business day after the conditions set forth in
Article 6 shall have been fulfilled or waived in accordance with this Agreement (the "Closing Date"), unless another date, time or place is agreed in writing by the parties hereto.

                 (b) At the Closing, (i) the parties shall provide to each other proof of the satisfaction or waiver of each of the conditions set forth in Article 6, (ii) the Surviving Corporation shall execute and acknowledge a Certificate of Merger consistent with the terms of this Agreement, and (iii) the Surviving Corporation shall immediately cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Law. The Merger shall be effective at the time of such filing of the Certificate of Merger or such later time as may be provided therein (the "Effective Time").

         2.6 Agreement of Investors. The Investors represent and warrant that collectively they are the holders of a majority of the outstanding shares of NRMC Capital Stock, including all of the outstanding shares of NRMC Series A Stock, and hereby agree to vote all shares of NRMC Capital Stock held by them in favor of the Merger and this Agreement at any meeting of the holders of NRMC Capital Stock held to vote thereon or by any written consent of shareholders and further agree to receive Matria Common Stock in the Merger in exchange for any NRMC Common Stock held by them to the extent contemplated by Section 3.1 below.





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


         2.7 Further Action. Prior to and from and after the Effective Time, the Constituent Corporations and Matria and the proper officers of each of them shall take all such commercially reasonable actions as shall be necessary or appropriate in order to carry out the purposes of this Agreement and effectuate the Merger in accordance with the terms hereof. If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other actions are necessary, appropriate or desirable to vest in said corporation according to the terms hereof the title to any property or rights of Acquisition Corporation, the last acting officers of Acquisition Corporation or the corresponding officers of the Surviving Corporation, shall and will execute and make all such proper assignments and assurances and take all action necessary and proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement.


                                   ARTICLE 3

                                TERMS OF MERGER

         3.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any other or further action by the parties:

                 (a) Each share of NRMC Common Stock issued and outstanding immediately prior to the Effective Time and not provided for in paragraph (a) above shall, by virtue of the Merger and without any action on the part of the holder thereof, thereupon be converted into the right to receive, at the election of the holder thereof made in accordance with Section
3.2 below, either (i) $6.06 in cash and 1.83 shares of Matria Common Stock,
(ii) $7.61 in cash and 1.65 shares of Matria Common Stock, or (iii) $21.63 in cash; provided, however, that no fractional shares of Matria Common Stock shall be issued and the aggregate number of shares of Matria Common stock to be issued by reason of such conversion shall be rounded to the nearest whole number.

                 (b) Each share of NRMC Series A Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, thereupon be converted into the right to receive $14.29 in cash and 1.68 shares of Matria Common Stock; provided, however, that no fractional shares of Matria Common Stock shall be issued and the aggregate number of shares of Matria Common Stock to be issued by reason of such conversion shall be rounded to the nearest whole number.





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

                 (c) Each share of NRMC Series B Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, thereupon be converted into the right to receive 2.76 shares of Matria Common Stock; provided, however, that no fractional shares of Matria Common Stock shall be issued and the aggregate number of shares of Matria Common Stock to be issued by reason of such conversion shall be rounded to the nearest whole number.

                 (d) Each share of NRMC Series C Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, thereupon be cancelled and no payment shall be made in respect thereof.

                 (e) Each share of Common Stock of Acquisition Corporation issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, thereupon be converted into and remain one share of Class A Voting Common Stock of the Surviving Corporation.

                 (f) Each share of the capital stock of NRMC held in the treasury of NRMC shall be canceled and retired and no payment shall be made in respect thereof.

         3.2 Election Procedures. Each Investor and each Shareholder who holds NRMC Common Stock on the date hereof shall be given the opportunity to elect by notice to Matria not later than three days following the date hereof whether to receive all cash or part cash and part Matria Common Stock in the Merger pursuant to Section 3.1(a)(i), (ii) or (iii) above. An appropriate form for making such election shall be mailed to such Shareholders. Any such Shareholder electing to receive part cash and part Matria Common Stock in the Merger must agree to adopt and be bound by the Private Placement and Registration Rights Agreement attached hereto as Exhibit A and must provide such information as Matria shall reasonably request concerning such Shareholder's status as an accredited investor or eligibility otherwise to purchase Matria Common Stock in a private placement. Any such Shareholder not submitting a form of election on a timely basis hereunder or not deemed by Matria, in its sole discretion, to be eligible to purchase Matria Common Stock in a private placement, shall be deemed to have elected to receive all cash in the Merger, unless such Shareholder effectively exercises his or her right to an appraisal pursuant to Section 3.4.





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

         3.3 Exchange of Certificates. After the Effective Time, subject to Section 3.6 hereof:

                 (a) Each holder of an outstanding certificate or certificates which immediately prior thereto represented shares of NRMC Capital Stock (other than NRMC Series C Stock) held by a person entitled or electing or agreeing hereunder to receive both Matria Common Stock and cash in the Merger, shall, upon surrender of such certificate or certificates, be entitled to a certificate or certificates representing the number of shares of Matria Common Stock into which the aggregate number of shares of NRMC Capital Stock previously represented by the surrendered certificate or certificates shall have been converted pursuant to Section 3.1 of this Agreement and a check of Matria representing the amount of cash into which such share of NRMC Capital Stock shall have been converted.

                 (b) Each holder of an outstanding certificate or certificates which immediately prior thereto represented shares of NRMC Capital Stock (other than NRMC Series C Stock) held by a person electing or agreeing hereunder to receive only cash in the Merger shall, upon surrender of such certificate or certificates, be entitled to a check of Matria representing the amount of cash into which the aggregate number of shares of NRMC Capital Stock previously represented by the surrendered certificate or certificates shall have been converted pursuant to Section 3.1 of this Agreement.

                 (c) Each holder of an outstanding certificate or certificates which immediately prior thereto represented shares of Common Stock of Acquisition Corporation shall, upon surrender of such certificate or certificates, be entitled to a certificate or certificates representing the number of shares of Class A Voting Common Stock of the Surviving Corporation into which the aggregate number of shares of Common Stock of Acquisition Corporation previously represented by the Surrendered certificate or certificates shall have been converted pursuant to Section 3.1 of this Agreement.

         3.4 Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, shares of NRMC Capital Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who do not vote in favor of the Merger and who have elected to exercise dissenters' rights as hereinafter described (the "Dissenting NRMC Shares") shall not be converted into or represent a right to receive cash and/or shares of Matria Common Stock pursuant to Section 3.1 hereof, but the holder thereof shall be entitled only to such rights as are granted by Section 262 of the Delaware Law or Sections 1300 to and including 1312 of the California Corporate Law. Each holder of Dissenting NRMC Shares who becomes entitled to payment for such shares pursuant to the foregoing sections of the Delaware Law or the California Corporate Law shall receive payment therefor from the Surviving Corporation in accordance with the Delaware Law or the California Corporate Law, as applicable. If any holder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to appraisal and payment for his or her shares under the said sections of the Delaware Law or the California Corporate Law, each such share shall be converted into and represent the right to receive cash pursuant to




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Section 3.1 hereof, upon surrender to the Surviving Corporation of the certificate representing such share.

         3.5     Treatment of NRMC Options and Warrants.

                 (a) Each NRMC Option and NRMC Warrant issued and outstanding immediately prior to the Effective Time, which is held by a person who shall not continue as a director or an employee of Matria or the Surviving Corporation, shall at the Effective Time be converted into the right to receive cash in an amount equal to (i) the number of shares for which it is exercisable multiplied by $21.63 less (ii) the aggregate exercise price of such option or warrant.

                 (b) Each NRMC Option and NRMC Warrant issued and outstanding immediately prior to the Effective Time which is held by a person who shall continue as an employee of Matria or the Surviving Corporation shall at the Effective Time, at the election of the holder thereof, which election shall be received by NRMC no later than three days following the date hereof, either (X) be converted into the right to receive cash in an amount equal to
(i) the number of shares of NRMC Common Stock for which it is exercisable multiplied by $21.63 less (ii) the aggregate exercise price of such option or warrant or (Y) an option for the purchase of such number of shares of Matria Common Stock determined by multiplying the number of shares of NRMC Capital Stock issuable on exercise of said NRMC Option or NRMC Warrant by a fraction, the numerator of which is $21.63 and the denominator of which is the closing price per share of the Matria Common Stock on the NASDAQ National Market System on the last trading day prior to the Closing Date, with the aggregate exercise price and other terms of such Matria Option being equivalent to the aggregate exercise price and other terms (e.g., nonqualified options for nonqualified options) of the NRMC Option or NRMC Warrant so converted.

                 (c) Matria agrees that the shares of Matria Common Stock covered by the options issued pursuant to Section 3.5(b) will be covered by a Form S-8 registration statement to be filed with the Commission under the Securities Act and to become effective no later than one trading day after the Closing Date.

                 (d) Each holder of an outstanding NRMC Option or NRMC Warrant shall be entitled to receive the cash or Matria Options to be paid or issued in exchange therefor under this Section 3.5 only upon surrender to Matria of the NRMC Option or the NRMC Warrant held by such person.

         3.6 Adjustment of Shares. It is understood and agreed that there shall be an adjustment in the amount of consideration payable by Matria in the Merger to any Shareholder or Investor who received Matria Common Stock in the Merger if the average closing price per share of the Matria Common Stock on the NASDAQ National Market System for the five trading days ending the earlier of
(i) five trading days before the effective date of the registration statement (the "Registration Statement") to be filed by Matria





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pursuant to the Private Placement and Registration Rights Agreement attached hereto as Exhibit A or (ii) the second anniversary of the Closing (the "Adjusted Value") is less than the Matria Common Stock Value ($8.50, as adjusted to reflect any stock dividend, stock split, recapitalization, reclassification or other similar change in the Matria Common Stock after the Closing). In such event, Matria shall pay to each Shareholder or Investor who received Matria Common Stock in the Merger within five business days after the date for determination of the Adjusted Value, as set forth above, an amount equal to the difference between the Adjusted Value and the Matria Common Stock Value multiplied by the number of shares of Matria Common Stock initially issued to such Shareholder or Investor in the Merger, said amount to be payable, in Matria's sole discretion, either in cash or in additional shares of Matria Common Stock based on the Adjusted Value thereof, rounded to the next lowest whole number of shares.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Investors. Each Investor hereby severally represents and warrants to Matria that:

                 (a) This Agreement is a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

                 (b) Neither the execution of this Agreement nor the consummation by the Investor of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any material contract, commitment, agreement, understanding, arrangement or restriction of any kind by which the Investor is bound.

                 (c) No consent, approval, order or authorization of any court administrative agency, or other governmental entity or any other person is required by or with respect to the Investor in connection with the execution and delivery of this Agreement by the Investor.

                 (d) On the date hereof the Investor has, and at the Effective Time such Investor shall have, valid and marketable title to the NRMC Securities listed opposite such Investor's signature on the signature pages hereof free and clear of all liens, charges, proxies, encumbrances and security interests.

Each Investor who is an officer of NRMC and Victor Knutzen, M.D. further represents and warrants to Matria that:





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


                 (e) From December 31, 1995 to the date of this Agreement, except as set forth in Exhibit B hereto, there has not been, and from the date of this Agreement to the Effective Date of the Merger there will not be, with respect to NRMC (i) any material adverse change; (ii) any declaration, setting aside or payment of any dividend or any other distribution on or in respect of its capital stock or any direct or indirect redemption, retirement, purchase or other acquisition of any of such stock or any issuance of any shares of such stock, or of any options, warrants or other rights with respect thereof, except issuance of NRMC Capital Stock upon exercise of outstanding options or warrants; or (iii) any change in its Certificate of Incorporation or Bylaws.


Each Investor who is not an individual hereby further severally represents and warrants to Matria that:

                 (f) The Investor is a corporation, organization or trust duly incorporated, organized or formed and validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be.

                 (g) The Investor is duly authorized to execute and deliver this Agreement.

         4.2 Representations and Warranties of NRMC. NRMC hereby represents and warrants that:

                 (a) NRMC is duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly authorized to execute and deliver this Agreement.

                 (b) This Agreement is a legal, valid and binding obligation of NRMC, enforceable against NRMC in accordance with its terms except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

                 (c) Neither the execution of this Agreement nor the consummation by it of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any material contract, commitment, agreement, understanding or restriction of any kind to which it is a party or by which it is bound.

                 (d) No consent, approval, or authorization of any court, administrative agency, or other governmental entity or any other person is required by or with respect to NRMC in connection with the execution and delivery of this Agreement by NRMC.

                 (e) The authorized capital stock of NRMC consists of 1,000,000 shares of NRMC Common Stock, 1,000,000 shares of Class B Non-Voting Common Stock, and 1,000,000 shares of Preferred Stock, including 150,000 shares designated as NRMC Series A Stock, 15,000 shares designated as NRMC Series B Stock and 75,000 shares designated as





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

NRMC Series C Stock. The outstanding capital stock of NRMC on June 6, 1996 consists of 415,436 shares of NRMC Common Stock, 81,000 shares of NRMC Series A Stock, 12,000 shares of NRMC Series B Stock and 71,400 shares of NRMC Series C Stock. As of the date hereof, there are no shares of Class B Non-Voting Common Stock outstanding. On June 6, 1996, the only outstanding NRMC Options, NRMC Warrants or other rights to acquire NRMC Capital Stock are those set forth on Schedule A to this Agreement. All of the NRMC Capital Stock outstanding has been duly authorized, is validly issued, fully-paid, nonassessable and free of preemptive rights.

                 (f) From December 31, 1995 to the date of this Agreement, except as set forth in Exhibit B hereto, there has not been, and from the date of this Agreement to the Effective Date of the Merger there will not be, with respect to NRMC (i) any material adverse change; (ii) any declaration, setting aside or payment of any dividend or any other distribution on or in respect of its capital stock or any direct or indirect redemption, retirement, purchase or other acquisition of any of such stock or any issuance of any shares of such stock, or of any options, warrants or other rights with respect thereof, except issuance of NRMC Capital Stock upon exercise of outstanding options or warrants; or (iii) any change in its Certificate of Incorporation or Bylaws.

         4.3 Representations and Warranties of Matria. Matria hereby represents and warrants that:

                 (a) Matria and Acquisition Corporation are duly organized, validly existing and in good standing under the laws of their state of incorporation, and are duly authorized to execute and deliver this Agreement.

                 (b) This Agreement is a legal, valid and binding obligation of Matria and Acquisition Corporation, enforceable against Matria and Acquisition Corporation in accordance with its terms except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

                 (c) Neither the execution of this Agreement nor the consummation by it of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any material contract, commitment, agreement, understanding or restriction of any kind to which Matria or Acquisition Corporation is a party or by which either of them is bound.

                 (d) No consent, approval, order or authorization of any court, administrative agency, or other governmental entity or any other person is required by or with respect to Matria or Acquisition Corporation in connection with the execution and delivery of this Agreement by Matria or Acquisition Corporation.

                 (e) The authorized capital stock of Matria consists of 100,000,000 shares of Matria Common Stock and 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Matria Preferred Stock"). The outstanding capital stock of Matria as of May 31, 1996 consists





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

of 35,774,000 shares of Matria Common Stock. As of the date hereof, there are no shares of Matria Preferred Stock outstanding. All of the Matria Common Stock has been duly authorized and the Matria Common Stock to be issued pursuant to this Agreement and upon the exercise of the Matria Options will, upon such issuance, be validly issued and fully paid, nonassessable and free of preemptive rights.

                 (f) From March 31, 1996 to the date of this Agreement, there has not been, and from the date of this Agreement to the Effective Date of the Merger there will not be, with respect to Matria (i) any material adverse change; (ii) any declaration, setting aside or payment of any dividend or any other distribution on or in respect of its capital stock or any direct or indirect redemption, retirement, purchase or other acquisition of any of such stock; or (iii) any change in its Certificate of Incorporation or Bylaws.

                                   ARTICLE 5

                      ADDITIONAL AGREEMENTS AND COVENANTS

         5.1 Legal Conditions to Merger. Each of NRMC and Matria will take all reasonable actions necessary to comply promptly with, and will use its reasonable best efforts to comply with, all legal requirements which may be imposed on it with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their subsidiaries in connection with the Merger.

         5.2 Fees and Expenses. Each party to this Agreement shall pay all of his, her or its own costs and expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including the fees, expenses and disbursements of his, her or its counsel and advisers; provided, however, that any transaction costs and expenses incurred by NRMC on or prior to the Closing Date in excess of $100,000 shall be paid by the Investors and the Shareholders in proportion to their respective interests in NRMC.

         5.3 Brokers or Finders. Each of Matria, the Investors and NRMC represent, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial adviser or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and Matria and each of the Investors agree to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its subsidiaries or affiliates; provided, however, that the foregoing shall not apply to or otherwise restrict or affect payments of the Investment Banking Fee as defined in and payable in accordance with the provisions of Section 4.4 of the Shareholders Agreement.





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


         5.4 Shareholders' Meeting. Promptly after the execution of this Agreement, unless the Shareholders and Investors holding the percentage of shares of NRMC Capital Stock, and, if applicable, each class thereof, required for approval of the Merger have consented in writing to approve the Merger, NRMC shall call and hold a meeting of the shareholders of NRMC (the "NRMC Shareholders' Meeting") to vote on approval of this Agreement and the proposed Merger. NRMC shall give notice of such meeting in accordance with the Delaware Law and shall use its best efforts to cause the meeting to be held not later than July 17, 1996.

         5.5 Waiver of Restrictions. Each of the Investors and Matria hereby waive all restrictions on transfer of the NRMC Securities under the Shareholders Agreement, insofar as such restrictions are applicable to the Merger.

         5.6 Non-Competition Agreements. Each of the Investors hereby acknowledges and agrees that, effective upon Matria's exercise of the Step-Up Option under the Shareholders Agreement pursuant to Section 5.7(ii) hereof, the Investor shall be bound by the provisions of any Non-Competition Agreement between Matria and such Investor.

         5.7 Exercise of Step-Up Option. Each party to this Agreement acknowledges and agrees that:

                 (i) Matria's entry into this Agreement does not constitute and shall not be deemed to constitute an exercise by Matria of the Step-Up Option under the Shareholders Agreement;

                 (ii) The Step-Up Option shall be deemed to be exercised by Matria upon the Closing;

                 (iii) Each of the Investors by joining herein hereby waives any rights he or she may have under the Step-Up Option, including but not limited to any rights to notice of exercise by Matria, and the Step-Up Option shall terminate as of the Closing;

                 (iv) Upon Matria's exercise of the Step-Up Option pursuant to the Closing, each party to the Shareholders Agreement shall be bound by those provisions of the Shareholders Agreement which become operative upon such exercise, including, but not limited to, the Non-Competition Agreements.

         5.8 Private Placement and Registration Rights Agreement. Each of the Investors and Matria have concurrently herewith executed and hereby agrees to be bound by the Private Placement and Registration Rights Agreement attached hereto as Exhibit A.

                                   ARTICLE 6

                             CONDITIONS TO CLOSING

         6.1 Conditions to Obligations of Each Party to Closing. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

                 (a) No governmental entity shall have expressed the intention to file an action to restrain, modify or prohibit the transaction contemplated by this Agreement or any part thereof;

                 (b) This Agreement and the proposed Merger shall have been approved by written consent or favorable vote at the NRMC Shareholders' Meeting by the holders of the percentage of shares of NRMC Capital Stock and, if applicable, each class thereof, required by the Shareholders Agreement, the NRMC Certificate of Incorporation and the Delaware Law in order to approve the Merger;

                 (c) Geoffrey Sher, M.D. shall have entered into an agreement substantially in the form of Exhibit C attached hereto with respect to restrictions on transfer and potential forfeiture of certain shares of Matria Common Stock to be received by him in the Merger;

                 (d) Harley J. Earl, II and NRMC shall have executed an amendment substantially in the form attached hereto as Exhibit D to the NRMC Option held by Mr. Earl as to 8,000 shares of NRMC Common Stock to provide for delay of vesting and potential forfeiture of such options upon termination of Mr. Earl's employment in certain circumstances;

                 (e) Each of the Investors and each Shareholder who elects to receive Matria Common Stock in the Merger shall have executed or agreed to be bound by the Private Placement and Registration Rights Agreement attached hereto as Exhibit A, and Matria shall be reasonably satisfied that the issuance of the Matria Common Stock in the Merger is exempt from registration under the Securities Act of 1933; and

                 (f) The thirty (30) day notice to the Investors, the Shareholders and NRMC of Matria's exercise of the Step-Up Option shall have been waived by all of the Shareholders.

         6.2 Additional Conditions to Obligations of the Investors and NRMC. The obligations of the Investors and NRMC to effect the transactions contemplated by this Agreement shall also be subject to the fulfillment of the following conditions:

                 (a) the representations and warranties of Matria contained herein shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date;

                 (b) the Investors shall have received a certificate of the Secretary of Matria dated as of the Closing Date and certifying (i) that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of Matria authorizing the execution, delivery and performance of this Agreement and that such resolutions have not been amended, modified, revoked or rescinded, (ii) that attached thereto is a true, complete and correct copy of the Certificate of Incorporation of Matria, together with any amendments thereto, as certified by the Secretary of State of Delaware, and of the By-laws of Matria, together with any amendments thereto, and (iii) as to the incumbency and specimen signature of each officer executing this Agreement on behalf of Matria; and

                 (c) Matria shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

         6.3 Additional Conditions to Obligations of Matria. The obligations of Matria to effect the transactions contemplated by this Agreement shall also be subject to the fulfillment of the following conditions:

                 (a) the representations and warranties of the Investors and NRMC contained herein shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date;

                 (b) the Investors shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and

                 (c) the holders of not less than 436,554 shares of NRMC Common Stock (including NRMC Common Stock issuable upon conversion of other NRMC Capital Stock but excluding NRMC Capital Stock held by Matria) entitled to vote on the Merger shall have approved the Merger by affirmative vote or written consent and the holders of NRMC Common Stock shall have elected to receive not less than 715,000 shares of Matria Common Stock pursuant to Section 3.1(a) in the Merger.

                 (d) Each of the NRMC Options and NRMC Warrants listed on Schedule A to this Agreement shall have been surrendered to Matria in accordance with Section 3.5(d).

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                 (a)      by mutual consent of Matria, NRMC and the Investors;

                 (b) by any party to this Agreement, if any representation or warranty of any other party contained herein shall have been incorrect or breached in any material respect and such defect shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Closing Date, or by any party to this Agreement, if any condition to the consummation of the transactions contemplated by this Agreement which must be fulfilled to its reasonable satisfaction, has (in such party's good faith sole judgment) become impossible to be fulfilled; provided, however, that no Investor may terminate this Agreement pursuant to this Section 7.1(b) unless Investors holding a majority of the outstanding NRMC Capital Stock agree to such termination; or

                 (c) by Matria, NRMC or Investors holding a majority of the outstanding NRMC Capital Stock if the Closing shall not have taken place by July 31, 1996.

         7.2 Effect of Termination. In the event of the termination of this Agreement as provided above, this Agreement shall have no further force and effect; and there shall be no liability on the part of Matria or its officers or directors, or on the part of NRMC or any of its officers or directors or on the part of the Investors or any officers or directors of any of the Investors, except that any party who breaches or fails to comply with the requirements of this Agreement shall be liable to any other party to this Agreement damaged thereby to the full extent provided by applicable law.

         7.3 Amendment. This Agreement may be amended by the parties hereto at any time prior to the Closing Date; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

         7.4 Extension; Waiver. At any time prior to the Closing Date, any party hereto which is entitled to the benefits hereof may (i) extend the time for performance of any of the obligations or other acts of any of the other parties hereto; (ii) in whole or in part, waive any inaccuracy in the representations and warranties of any of the other parties hereto contained herein or in any schedule hereto or in any document delivered pursuant hereto, and (iii) in whole or in part, waive compliance with any of the agreements of any of the other parties hereto or conditions contained herein. Any such agreement on the part of any party hereto to any extension or waiver shall be valid as set forth in an instrument in writing signed and delivered on behalf of the party granting such extension or waiver.

                                   ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing Date as provided in Article 2; provided, however, that, with respect to the representations and warranties set forth in Sections 2.6 and 4.1(e), (i) no Investor shall be liable hereunder as to any matter which arises after the date of this Agreement and is disclosed in writing to Matria at or prior to the Closing hereunder; (ii) the liability of the Investors shall be several and not joint and shall in each case be limited to such Investor's proportionate share of the total liability, based on the percentage of NRMC Securities held by such Investor compared to the total NRMC Securities held by all Investors giving such representations and warranties on a fully diluted basis; (iii) such representations and warranties shall survive only until March 31, 1997, except that if Matria has given notice to the Investors making such representations and warranties of the breach thereof on or before March 31, 1997, such representations and warranties shall continue to survive thereafter with respect to matters identified in such notice; and (iv) the Investors giving such representations shall not be liable for any losses incurred by Matria or NRMC as a result of all breaches thereof (including all costs of defense or investigation) unless such losses exceed $50,000, in which case such Investors shall be obligated to indemnify Matria or NRMC, as the case may be, for the full amount of such losses up to but not exceeding $1,000,000.

         8.2 Confidentiality. All nonpublic information disclosed by any of the parties hereto to the representatives of the other parties shall be kept strictly confidential.

         8.3 Notices. All notices and other communications required to be given hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered by hand; if given by mail, three (3) days after the date of mailing, postage prepaid, certified or registered mail to a party hereto at the address set forth below; if given by facsimile, upon transmission to the number set forth below provided written confirmation is sent to the address below; if given by overnight delivery service addressed to the address set forth below, the business day following the day on which such notice is sent:

                 If to Matria or to Acquisition Corporation:


                          Matria Healthcare, Inc.
                          1850 Parkway Place, 12th Floor
                          Marietta, Georgia 30066
                          Attention:  J. Brent Burkey, Esq.
                          Facsimile:  (770) 423-7769

                 With a copy to:

                          Troutman Sanders LLP
                          NationsBank Plaza
                          600 Peachtree Street, N.E.
                          Suite 5200
                          Atlanta, Georgia  30308-2216
                          Attention:       James L. Smith, III, Esq.
                          Facsimile:       (404) 885-3900

                 If to NRMC:

                          National Reproductive Medical Centers, Inc.
                          55 Francisco Street, Suite 750
                          San Francisco, California 94133
                          Attention:       Harley J. Earl II
                          Facsimile:       (415) 834-2509

                 With a copy to:

                          Brobeck Phleger & Harrison, LLP
                          Spear Street Tower
                          One Market
                          San Francisco, California94105
                          Attention:       William L. Hudson, Esq.
                          Facsimile:       (415) 442-1018

                 If to the Investors:

                     To the address of such Investor set forth beneath its signature below.

Any party hereto may change its address for purposes of receiving notice pursuant to this Agreement by giving notice of such new address to each other party hereto.

         8.4 Interpretation. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

         8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Telecopy transmission of signatures shall be deemed originals.

         8.6 Miscellaneous. This Agreement, including the Schedules hereto, together with the Shareholders Agreement and the Private Placement and Registration Rights Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;
(ii) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof;
(iii) shall not be assigned by operation of law or otherwise; and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware.

         8.7 Diligence. Each of the parties certifies that he, she or it has (a) received a copy of this Agreement for review and study before being asked to execute it; (b) read this Agreement carefully; (c) had sufficient opportunity before he, she or it executed this Agreement to ask questions about this Agreement, to which he, she or it has received satisfactory answers to any such questions; and (d) understands his, her or its rights and obligations under this Agreement.

         8.8 Binding Effect. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by or against the parties and their respective legal representatives, heirs, successors and permitted assigns.

         8.9 Severability. If any part of this Agreement or other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect to the greatest extent permitted by law.

         8.10 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.


                                  MATRIA

                                  MATRIA HEALTHCARE, INC.

(CORPORATE SEAL)
                                  By: /s/  Donald R. Millard
                                     ---------------------------
                                           Name:  Donald R. Millard
                                           Title: Sr. Vice President



                                  NRMC

                                  NATIONAL REPRODUCTIVE MEDICAL
                                  CENTERS, INC.

                                  By: /s/ ?
                                     ---------------------------
                                  Title:  President
                                        ------------------------


                                  ACQUISITION CORPORATION

                                  NRMC ACQUISITION CORPORATION

                                  By: /s/  Donald R. Millard
                                     ---------------------------
                                      Name: Donald R. Millard
                                      Title: Vice President, Treasurer and
                                             Asst. Secretary





                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                   INVESTORS

         Shares Owned
       ------------
Class of Stock No.        of Shares
- ------------------        ---------
                                        FERTILITY CENTER PARTNERS, L.P.
Series A Preferred         81,000
                                        By:      /s/ Lawrence A. Krause DBA
                                                 -----------------------
                                        Title:   KW Financial Services
                                                 General Partner
                                                 -----------------------

                                        GEOFFREY SHER, M.D.
Series A Common           163,778
                                         /s/ Geoffrey Sher
                                        ------------------------------

                                        Address:

                                         16 Sagebrush Court
                                        ------------------------------
                                        ------------------------------
                                        ------------------------------

                                        GEOFFREY SHER TRUSTEE, GEOFFREY SHER
                                        INDIVIDUAL RETIREMENT ACCOUNT
Series B Preferred         12,000
                                         /s/ Geoffrey Sher
                                        ------------------------------

                                        Address:

                                         16 Sagebrush Court
                                        ------------------------------
                                        ------------------------------
                                        ------------------------------





                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


         Shares Owned
         ------------
Class of Stock       No. of Shares
- --------------       --------------
                                              TRUSTEE,
                                              KNUTZEN 1992 CHILDREN'S TRUST
Series A Common        1,250
                                              /s/
                                              -------------------------------

                                              Address:

                                              100 W. Liberty St., Suite 820
                                              -------------------------------
                                              Reno, NV 87501
                                              -------------------------------

                                              -------------------------------


                                              TRUSTEE,
                                              KNUTZEN 1992 IRREVOCABLE TRUST
Series A Common        1,250
                                              /s/
                                              -------------------------------

                                              Address:

                                              100 W. Liberty St., Suite 820
                                              -------------------------------

                                              Reno, NV 87501
                                              -------------------------------

                                              -------------------------------


                                              VICTOR KNUTZEN, M.D.
Series A Common        163,778
                                              /s/ Victor Knutzen, M.D.
                                              ------------------------------

                                              Address:

                                              946 Marsh Ave,
                                              ------------------------------
                                              Reno
                                              ------------------------------
                                              Nevada 89509
                                              ------------------------------



                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


         Shares Owned
         ------------
Class of Stock      No. of Shares
- --------------      -------------
                                             TRUSTEE,
                                             SHER 1992 CHILDREN'S TRUST
Series A Common     1,250
                                             /s/
                                             -------------------------------

                                             Address:

                                             11856 Labyrinth
                                             -------------------------------
                                             Tucson, AZ 85737
                                             -------------------------------

                                             -------------------------------

                                             TRUSTEE,
                                             SHER 1992 IRREVOCABLE TRUST

Series A Common     1,250                     /s/
                                             -------------------------------

                                             Address:

                                             11856 Labyrinth
                                             -------------------------------
                                             Tucson, Az 85737
                                             -------------------------------

                                             -------------------------------


                                             HARLEY J. EARL, II

Series A Common     5,625                     /s/ Harley J. Earl, II
                                             -------------------------------

                                             Address:

                                              P.O. Box 1342
                                             ------------------------------
                                              Mill Valley, CA 94991
                                             ------------------------------

                                             ------------------------------

                                   SCHEDULE A


                        OPTIONS AND WARRANTS OUTSTANDING
                                  JUNE 6, 1996


         Name                     Options/Warrants          No. of Shares
         ----                     ----------------          -------------
Harley J. Earl, II                Options                   16,375

Michael O. Kokesh                 Options                    8,000

Niall Murphy                      Options                    1,000

Leonard N. Hecht                  Options                    7,500

Charles M. Atkinson               Options                    2,500

Lawrence A. Krause                Warrants                   5,000

Frank L. Barnes                   Options                    2,500

Geoffrey Sher                     Warrants                   5,000
                                                            ------
                                                            47,875





*All at exercise price of $1.75 per share.

                                   EXHIBIT A

              PRIVATE PLACEMENT AND REGISTRATION RIGHTS AGREEMENT

      PRIVATE PLACEMENT AND REGISTRATION RIGHTS AGREEMENT


     THIS AGREEMENT is made and entered into as of this 24th day of June, 1996, by and among MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria"), and the persons and entities listed under the heading "Investors' on the signature pages hereof (individually, an "Investor", and collectively, the "Investors").

     WHEREAS, Matria, National Reproductive Medical Centers, Inc., a Delaware corporation ("NRMC"), NRMC Acquisition Corporation, a Delaware corporation ("Acquisition Corporation"), and the Investors entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which it is proposed that Matria's wholly-owned subsidiary, Acquisition Corporation, will merge with and into NRMC (the "Merger"), and all of the NRMC Securities held by persons other than Matria will be converted in the Merger into the right to receive either cash and Matria Common Stock or cash as determined in accordance with the Merger Agreement; and

     WHEREAS, the Merger Agreement contemplates that Matria and the Investors shall enter into this Agreement concurrently with the Merger Agreement,

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and other good and valuable consideration, the parties hereto covenant and agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as provided in the Merger Agreement.

     2.1 Investment Intent. Each Investor and each holder of NRMC Capital Stock electing to receive Matria Common Stock in the Merger severally, as to itself, only:

     (a) represents that the Matria Common Stock and the Matria Options are being acquired for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act except as contemplated by Section 3 hereof;

     (b) acknowledges that neither the Matria Common Stock nor the Matria Options to be received hereunder have been registered under the Securities Act;

     (c) represents that it is an "accredited investor" within the meaning of Rule 501 of the Securities Act or that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Matria Common Stock, and that the information provided to Matria in the questionnaire completed by such Investor is true and correct;

     (d) acknowledges that it received prior to executing this Agreement the Matria Disclosure Documents listed in Schedule A to this Agreement;

     (e) acknowledges that Matria has made available to it at a reasonable time prior to its execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to obtain any additional information which Matria possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information referred to in (d) above; and

     (f) agrees that it will not sell or otherwise transfer any of the Matria Common Stock except pursuant to the registered offerings contemplated by
Section 3 hereof or in one or more private transactions if, in the opinion of counsel reasonably satisfactory to Matria, such transaction or transactions are not required to be registered under the Securities Act.

    2.2 Legend. Each certificate representing the Matria Common Stock issued pursuant to Article 3 of the Merger Agreement shall include a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM, OR IN THE ABSENCE OF RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT IT MAY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

     3.1 Registration by Matria. As soon as practicable after the Closing Date but in no event later than August 30, 1996, Matria shall file a registration statement under the Securities Act (the "Registration Statement') with respect to resales by the investors and any other holder of NRMC Capital Stock electing to receive Matria Common Stock in the Merger (collectively, the "Holders") of the Matria Common Stock issued pursuant to Article 3 of the Merger Agreement and shall cause such registration to become effective as soon as practicable thereafter.

          3.2 Registration Statement Form. The registration provided pursuant to Section 3.1 shall be effected by the filing of a Registration Statement on Form S-3.

          3.3 Expenses. Except as otherwise prohibited by applicable law, Matria will pay all expenses of registration including, without limitation, fees and disbursements of counsel for Matria, blue sky fees and expenses, and accountants' expenses including without limitation any special audits or "comfort" letters incident to or required by any such registration, transfer taxes, fees of transfer agents and registrars, costs of insurance, and any fees and disbursements of underwriters, customarily paid by issuers of securities, but excluding underwriting discounts and commissions and fees of any counsel for the Holders.

   3.4  Obligations with Respect to Registration.

     (a) In connection with the registration of the Matria Common Stock, Matria shall:

             (i) promptly prepare and file with the Commission any amendments (including post-effective amendments) and supplements to the Registration Statement and to the prospectus included therein (the "Prospectus") as may be necessary to keep such Registration Statement continuously current and effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all Matria Common Stock covered by such Registration Statement for the period required to effect the distribution of such Matria Common Stock, provided, that such obligation shall expire upon the earlier of (i) two years following the Closing Date of the Merger, or (ii) 30 days after Matria gives notice to each Holder of Matria Common Stock covered by the Registration Statement of its intention to terminate such registration, which notice shall not be given earlier than 240 days after the Effective Date of such registration statement;


              (ii) notify the Holders and confirm such advice in writing, (w) when such Registration Statement becomes effective, (x) when the filing of any post-effective amendment to such Registration Statement or supplement to the Prospectus is required, when the same is filed and, in the case of a post-effective amendment, when the same becomes effective, (y) of any request by the Commission for any amendment of or supplement to such Registration Statement or the Prospectus or for additional information and (z) of the entry of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, and, if such stop order shall be entered, Matria shall use its best efforts promptly to obtain the lifting thereof; and

             (iii) furnish at Matria's expense to the Holders (x) at a reasonable time prior to the filing thereof with the Commission a copy of the Registration

            Statement in the form in which Matria proposes to file the same; not later than one day prior to the filing thereof, a copy of any amendment (including any post-effective amendment) to such Registration Statement; and promptly following the effectiveness thereof, a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference, and (y) such number of copies of the preliminary, any amended preliminary, and final Prospectus and of each post-effective amendment or supplement thereto, as may reasonably be required in order to facilitate the disposition of the Matria Common Stock covered by such Registration Statement in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, but only while Matria is required under the provisions hereof to cause the Registration Statement to remain effective.

     (b) Each of the Holders receiving Matria Common Stock hereunder shall furnish to Matria such information regarding such Holder and the distribution of the Matria Common Stock as Matria may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

   3.5  Holdback Agreements.

     (a) Notwithstanding any provision of this Agreement to the contrary, in the event Matria notifies the Holders that Matria intends to file a registration statement in connection with an underwritten offering (other than a shelf offering) (the "Offering") by Matria of any of its Common Stock after the later of (i) six months from the date of this Agreement and (ii) three months after the effectiveness of the Registration Statement, the Holders shall refrain from selling or otherwise distributing any Matria Common Stock within the period requested in writing by the managing underwriter for such Offering, which period shall begin no earlier than two days (subject to prior written notice thereof) prior to the effective date of such registration statement and shall end no later than 90 days after such effective date (the "Offering Restricted Period"); provided, however, that the Holders shall not be required to refrain from selling in connection with any Offering unless (i) Matria and all of the directors and executive officers of Matria are also required to refrain from selling for a comparable period with respect to any shares not registered for sale by them in such Offering pursuant to contractual registration rights in effect on the date of this Agreement; and (ii) each of the Holders whose shares of Matria Common Stock are covered by the Registration Statement shall be given the opportunity to include such Matria Common Stock in the Registration Statement filed in connection with such Offering unless the managing underwriter of the Offering in good faith believes that the size of the Offering should be limited to a number of shares less than that requested to be registered by Matria and the Holders and all other persons having contractual rights to include securities in such Registration Statement ("Other Holders"), in which case the number of shares to be registered on behalf of the Holders shall be reduced on a proportional basis, together with shares requested to be registered by all Other Holders, it being understood that the Company shall have priority as to sales over the Holders and each Other Holder. The foregoing holdback agreement by the Holders shall be applicable only to the first such underwritten offering in any twelve-month period. If a Registration Statement filed pursuant to Section 3.1 is in effect at any time during the Offering Restricted Period and Holders are not permitted to include in the Registration Statement filed for the Offering all shares requested by Holders to be included in the Offering, Matria's obligation under
Section 3.4(a) to keep such registration statement current and effective shall be extended for a number of days equal to the number of days such Registration Statement was in effect during the Offering Restricted Period, for such or, if earlier, until (i) the date on which all of the Matria Common Stock initially covered thereby has been disposed of or (ii) until the date on which the holding period required under the Commission's Rule 144(d)(1) with respect to such Common Stock shall have been satisfied.

     (b) Notwithstanding anything set forth herein to the contrary, in the event that Matria notifies the Holders in writing (the "Disclosure Notice") that Matria desires to amend the Registration Statement or to supplement the prospectus in order to disclose material information required to be disclosed in the prospectus included in such registration statement, as then in effect, in order to correct an untrue statement of a material fact or to disclose an omitted material fact that is required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Holders shall refrain from selling Matria Common Stock thereunder until Matria notifies the Holders in writing that the required amendment or supplement has been filed with the Commission or until 120 days following the Disclosure Notice, whichever is earlier (the "Disclosure Restricted Period"). If a registration statement filed pursuant to Section 3.1 is effective at the time during the Disclosure Restricted Period, Matria's obligation under Section 3.4(a) to keep such Registration Statement current and effective shall be extended for a number of days equal to the number of days such Registration Statement was in effect during the Disclosure Restricted Period, or, if earlier, until (i) the date on which all of the Matria Common Stock initially covered thereby has been disposed of or (ii) until the holding period required under the Commission's Rule 144(d)(1) with respect to such Common Stock shall have been satisfied.

     3.6 SEC Filings. Matria will use commercially reasonable efforts to timely file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted thereunder to the extent required to enable the sale of the Matria Common Stock pursuant to a Registration Statement filed on Form S-3 or pursuant to Rule 144 promulgated under the Securities Act for the period commencing on the date hereof and ending on the earlier of (i) three years from the Closing Date or (ii) the sale by the Holders of all of the Matria Common Stock referred to in Section 3.1.

        3.7  Indemnification and Contribution.

        (a) By Matria. In connection with the registration under the Securities Act of the Matria Common Stock pursuant to this Section 3, Matria shall indemnify and hold harmless the Holders and each other person, if any, who controls any of the Holders within the meaning of Section 15 of the Securities Act ("controlling persons"), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof) ("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon
(1) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Matria Common Stock was registered under the Securities Act, in any preliminary Prospectus (if used prior to the effective date of such Registration Statement) or in any final Prospectus or in any posteffective amendment or supplement thereto (if used during the period Matria is required to keep the Registration Statement effective) (the "Disclosure Documents"), or
(ii) any omission or alleged omission to state in any of the Disclosure Documents a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (iii) any violation of any federal or state securities laws or rules or regulations thereunder committed by Matria in connection with the performance of its obligations under this
Section 3; and Matria will reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality with respect to any offering of securities pursuant to this Section 3, but excluding any amounts paid in settlement of any action, suit, arbitration, proceeding, litigation or investigation (collectively "Litigation"), commenced or threatened, if such settlement is effected without the prior written consent of Matria; provided, however, that Matria shall not be liable to an indemnified party or any other Holder or controlling person of any other Holder in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or omission or alleged omission
(x) made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to Matria by such indemnified party for use therein, or (y) made in any preliminary Prospectus if a copy of the final Prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of such Matria Common Stock to such person and the untrue statement or omission concerned had been corrected in such final Prospectus and copies thereof had timely been delivered by Matria to such indemnified party, or (z) made in any Prospectus used by such indemnified party if a court of competent jurisdiction finally determines that at the time of such use such indemnified party had actual knowledge of such untrue statement or omission; or (ii) the use of any Prospectus after such time as Matria has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or the use of any Prospectus after such time as the obligation of Matria to keep the same current and effective has expired. In determining the actual knowledge of an indemnified party for purposes of clause (i)(z) above, the actual knowledge (without any requirement of due inquiry) of a controlling person of the Holders who is also a director of Matria shall be imputed to the Holders (and its other controlling persons).

     (b) By the Holders. In connection with the registration under the Securities Act of the Matria Common Stock of the Holders pursuant to this
Section 3, the Holders receiving such Matria Common Stock shall, severally, indemnify and hold harmless Matria, each of its directors, each of its officers who have signed such Registration Statement and each other person, if any, who controls Matria within the meaning of Section 15 of the Securities Act, and each other Holder and each controlling person of such Holders against any Losses to which such indemnified party may become subject under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to Matria by such indemnifying party for use therein; (ii) the use by such indemnifying party of any Prospectus after such time as Matria has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or after such time as the obligation of Matria to keep the Registration Statement effective and current has expired, or (iii) any information given or representation made by such indemnifying party in connection with the sale of Matria Common Stock which is not contained in and not in conformity with the Prospectus (as amended or supplemented at the time of the giving of such information or making of such representation); and such indemnifying party shall reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality relating to any such claims with respect to any offering of securities pursuant to this Section 3, but excluding any amounts paid in settlement of any Litigation, commenced or threatened, if such settlement is effected without the prior written consent of such indemnifying party.

     (c) Actions Commenced. If a third party commences any action or proceeding against an indemnified party related to any of the matters subject to indemnification under Section 3.7(a) or (b) hereof, such indemnified party shall promptly give notice to the indemnifying party in writing of the commencement thereof, but failure so to give notice shall not relieve the indemnifying party from any liability which it may have hereunder unless the indemnifying party is prejudiced thereby.

     The indemnifying party shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified party, with counsel satisfactory to the indemnified party, if it notifies the indemnified party in writing of its intention to do so within 20 days of its receipt of the notice from the indemnified party without prejudice, however, to the right of the indemnified party to participate therein through counsel of its own choosing, which participation shall be at the indemnified party's expense unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would represent a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party), in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party, or (ii) the indemnifying party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying party chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith.

        (d)  Contribution.  If the indemnification provided for in subsections
(a) or (b) of this Section 3.7 is unavailable to or insufficient to hold the indemnified party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) Matria or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Limitation of Liability of Holders. The indemnification obligation under Section 3.7(b), and the contribution obligation under Section 3.7(d), of a Holder shall be limited to the amount of proceeds received by such Holder upon the sale of Matria Common Stock under the registration statement filed pursuant to this Section 3.

  4.1 Notices. All notices and other communications required to be given hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered by hand; if given by mail, three (3) days after the date of mailing, postage prepaid, certified or registered mail to a party hereto at the address set forth below; if given by facsimile, upon transmission to the number set forth below provided written confirmation is sent to the address below; if given by overnight delivery service addressed to the address set forth below, the business day following the day on which such notice is sent:

            If to Matria:

                   Matria Healthcare, Inc.
                   1850 Parkway Place, 12th Floor
                   Marietta, Georgia 30066
                   Attention:  J. Brent Burkey, Esq.
                   Facsimile:  (770) 432-7769

            With a copy to:

                   Troutman Sanders LLP
                   NationsBank Plaza
                   600 Peachtree Street, N.E.
                   Suite 5200
                   Atlanta, Georgia 30308-2216
                   Attention:  James L. Smith, III, Esq.
                   Facsimile:  (404) 885-3900

            If to the Investors:
                   To the address of such Investor set forth beneath its signature below.

            If to any other Holder:
                   To the address specified in such Holder's form of election to receive Matria Common Stock in the Merger.

Any party hereto may change its address for purposes of receiving notice pursuant to this Agreement by giving notice of such new address to each other party hereto.

     4.2 Interpretation. The Sections and paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

     4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Telecopy transmission of signatures shall be deemed originals.

     4.4 Miscellaneous. This Agreement, including its Exhibits (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof; (iii) shall not be assigned by operation of law or otherwise; and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware.

     4.5 Diligence. Each of the parties certifies that he, she or it has (a) received a copy of this Agreement for review and study before being asked to execute it; (b) read this Agreement carefully; (c) had sufficient opportunity before he, she or it executed this Agreement to ask questions about this Agreement, to which he, she or it has received satisfactory answers to any such questions; and (d) understands his, her or its rights and obligations under this Agreement.

     4.6 Binding Effect. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by or against the parties and their respective legal representatives, heirs, successors and permitted assigns.

     4.7 Severability. If any part of this Agreement or other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect to the greatest extent permitted by law.

     4.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.




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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.



                                     MATRIA

                                     MATRIA HEALTHCARE, INC.



(CORPORATE SEAL)                     By:
                                        -------------------------------
                                        Name:
                                        Title:


                                 INVESTORS
                                      FERTILITY CENTER PARTNERS

                                      By:
                                         ------------------------------

                                      Title:
                                            ---------------------------

                                      GEOFFREY SHER, M.D.

                                      ---------------------------------

                                      Address:

                                      ---------------------------------

                                      ---------------------------------

                                      ---------------------------------


                                     IRA of GEOFFREY SHER, M.D.


                                     Address:

                                     ---------------------------------

                                     ---------------------------------

                                     ---------------------------------

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                                     TRUSTEE,
                                     KNUTZEN 1992 CHILDREN'S TRUST


                                     ---------------------------------

                                     Address:

                                     ---------------------------------

                                     ---------------------------------

                                     ---------------------------------



                                     TRUSTEE,
                                     KNUTZEN 1992 IRREVOCABLE TRUST


                                     ---------------------------------

                                     Address:

                                     ---------------------------------

                                     ---------------------------------

                                     ---------------------------------

                                     VICTOR KNUTZEN, M.D.

                                     ---------------------------------

                                     Address:

                                     ---------------------------------

                                     ---------------------------------

                                     ---------------------------------



                     [SIGNATURES CONTINUED ON NEXT PAGE]


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                  [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                     TRUSTEE,
                                     SHER 1992 CHILDREN'S TRUST

                                     ---------------------------------

                                     Address:

                                     ---------------------------------

                                     ---------------------------------

                                     ---------------------------------

                                     TRUSTEE,
                                     SHER 1992 IRREVOCABLE TRUST

                                     ---------------------------------

                                     Address:

                                     ---------------------------------

                                     ---------------------------------

                                     ---------------------------------

                                     HARLEY J. EARL, II

                                     ---------------------------------

                                     Address:

                                     ---------------------------------

                                     ---------------------------------

                                     ---------------------------------




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


                                 SCHEDULE A

       List of Documents Received from Matria Healthcare, Inc. for Review

1. Joint Proxy Statement/Prospectus dated February 8, 1996 regarding the merger among Healthdyne, Inc., Tokos Medical Corporation (Delaware) and Matria Healthcare, Inc.

2. Form 10-K of Matria Healthcare, Inc. for the fiscal year ended December 31, 1995.

3. Press Release dated May 1, 1996 issued by Matria Healthcare, Inc. to announce its results of operations for the first quarter of 1996.

4. Draft of the agreements to be entered into by each of Dr. Geoffrey Sher and Harley J. Earl, II related to the Matria Healthcare, Inc. stock they will receive in the proposed transaction.

5.   Form 10-Q of Matria Healthcare, Inc. for the three months ended March
     31, 1996.